Exhibit 10.20

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made effective as of March 8, 2011, to the Employment Agreement dated July 24, 2009, as amended by the First, Second and Third Amendment (the “Employment Agreement”), between State Bank and Trust Company, a banking corporation organized under the laws of the State of Georgia (the “Bank”), and J. Daniel Speight, a resident of the State of Georgia (the “Employee”).

WHEREAS, Employee and the Bank entered into the Employment Agreement which provides for the terms and conditions of the Bank’s employment of Employee;

WHEREAS, given the Bank’s growth, the Bank has determined to divide the role of Chief Financial Officer and Chief Operating Officer into two separate officer positions;

WHEREAS, the Bank desires that Employee continue to serve as Chief Operating Officer and Vice Chairman and has appointed a new Chief Financial Officer;

WHEREAS, Employee has resigned from his position as Chief Financial Officer of the Bank but will continue to serve under the Employment Agreement as Chief Operating Officer and Vice Chairman;

WHEREAS, the Bank and Employee desire to amend certain provisions of the Employment Agreement to reflect such resignation and to expressly waive any rights that the parties may have otherwise had to assert that Employee’s resignation as Chief Financial Officer constituted termination of the Employment Agreement for any reason;

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and Employee hereby agree as follows:

1.        Section 1.7.2(b) and Section 2.1 of the Employment Agreement are hereby amended by deleting the reference to Chief Financial Officer.  Employee shall have no duties or responsibilities assigned to him to serve as Chief Financial Officer under the Employment Agreement, including those set forth in Exhibit A of the Employment Agreement.

2.        The Bank and Employee hereby waive any rights that either party may have otherwise had to assert that Employee’s resignation as Chief Financial Officer constituted termination of the Employment Agreement for any reason.

3.        Terms defined in the Employment Agreement shall have the same meaning herein unless otherwise defined herein or unless the context clearly requires otherwise.

4.        Except as expressly amended hereby, all terms, provisions, conditions and covenants contained in the Employment Agreement are not modified by this Amendment and continue in full force and effect as originally written.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

“BANK”

STATE BANK AND TRUST COMPANY

/s/ Joseph W. Evans
		Name:	Joseph W. Evans
		Title:	Chairman and Chief Executive Officer

ATTEST:

/s/ Kim M. Childers
Name:	Kim M. Childers
Title:	President and Chief Credit Officer

“EMPLOYEE”

/s/ J. Daniel Speight
		Name:	J. Daniel Speight